UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
November 26, 2012 (November 26, 2012)

ADVOCAT INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-12996	62-1559667
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1621 Galleria Boulevard, Brentwood, TN 37027
(Address of Principal Executive Offices) (Zip Code)

(615) 771-7575
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 8.01. Other Events.

On November 26, 2012, Advocat Inc. announced that the Company's Board of Directors has approved a change in the record and payment dates of its quarterly common share dividend. The Company has established December 10, 2012, and December 24, 2012, as the new record and payment dates, respectively, of its previously-declared dividend of 5.5 cents per common share. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number    Exhibit

99.1        Press Release dated November 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADVOCAT INC.

By:    /s/ Kelly Gill
Kelly Gill
Chief Executive Officer

Date:    November 26, 2012

EXHIBIT INDEX

Number    Exhibit

99.1        Press Release dated November 26, 2012.

Company Contact:                        Investor Relations:
     Kelly J. Gill                            Charles Lynch
    Chief Executive Officer                    Westwicke Partners
    615-771-7575                             443-213-0504
Advocat Changes Fourth Quarter Dividend Record and Payment Dates

BRENTWOOD, TN, (November 26, 2012) - Advocat Inc. (NASDAQ: AVCA) a premier provider of long term care services primarily in the Southeast and Southwest, today announced its Board of Directors has approved a change in the record and payment dates of its quarterly common share dividend. The Company has established December 10, 2012, and December 24, 2012, as the new record and payment dates, respectively, of its previously-declared dividend of 5.5 cents per common share. The dividend was previously set to be paid January 11, 2013, to shareholders of record on December 31, 2012.

Advocat provides long-term care services to patients in 48 skilled nursing centers containing 5,538 licensed nursing beds, primarily in the Southeast and Southwest. For additional information about the Company, visit Advocat's web site: www.advocatinc.com.